CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   Exhibit 10.11

                          CONSULTING SERVICES AGREEMENT


THIS AGREEMENT, together with the applicable Schedule(s) attached hereto, as such may be amended from time to time by agreement of the parties, (collectively, the "Agreement") is made and entered into as of this 14th day of October, 1998 by and between Predictive Systems, Inc. ("Independent Contractor") a corporation formed under the laws of Delaware and Pershing
Division of Donaldson, Lufkin & Jenrette Securities Corporation ("Pershing"), a Delaware Corporation, with offices at One Pershing Plaza, Jersey City, New Jersey 07399.

1. AGREEMENT. Independent Contractor hereby agrees to perform for Pershing, and Pershing hereby agrees to compensate Independent Contractor for, the consulting and other services described in this Agreement and any Schedule(s) attached hereto (the "Services"), as such Services may be further defined, expanded or modified by Pershing's authorized personnel, all on the terms and subject to the conditions more fully set forth below.

Nothing herein shall be deemed to constitute a partnership or a joint venture between the parties hereto.

For purposes of this Agreement, "Assigned Person(s)" shall mean Independent Contractor's officers, directors, employees, consultants, agents and subcontractors performing Services hereunder.

2. STANDARD OF PERFORMANCE.

         (a) GENERAL. Independent Contractor warrants and agrees to perform the Services diligently and with the care and judgment of an experienced professional. Independent Contractor agrees to use diligent and determined efforts timely to complete all Services in conformity with any specifications and standards as may be furnished to Independent Contractor or otherwise identified by Pershing in connection therewith.

         (b) REPORTS. At Pershing's request, Independent Contractor agrees to promptly furnish to Pershing a written report summarizing the status of work being performed hereunder.

         (c) SUPERVISION. Independent Contractor agrees to diligently supervise Assigned Person(s). Subject thereto, Independent Contractor and Assigned Person(s) agree to perform the Services under the direction of such Pershing personnel or other Pershing independent contractors as Pershing may designate.

Except with Pershing's knowledge and express written consent, Assigned Person(s) agree(s) to avoid any involvement or activity which may create an appearance of impropriety or conflict. Such involvement or activity may include engaging in any undertaking or employment, having any significant financial or other interest (e.g., ownership of more than 1% by Assigned Person or immediate family member), or accepting any payment, any of which actually or potentially may compromise Assigned Person(s)' professional judgment or objectivity, or interfere with or prevent them from serving Pershing's best interests.

3. STAFFING.

         (a) GENERAL. Independent Contractor warrants that all Assigned Persons shall have been or shall be willing to be subject to a background check (including but not limited to a check of criminal record, work experience and education) prior to beginning work at Pershing. For the purposes of the foregoing, a criminal record or information indicating that the Assigned Person may have falsified information provided to Pershing or the Independent Contractor in the engagement process or otherwise is in all events to be considered information about which Independent Contractor must promptly notify Pershing. If such background check is performed by Pershing, Independent Contractor agrees that Pershing has the right, [****].


         (b) QUALIFICATIONS. Independent Contractor agrees that Pershing may require any [****].


         (c) NOTICE OF UNFITNESS. If Independent Contractor becomes aware that any Assigned Person lacks the skills, knowledge and/or experience necessary to perform the Services or which may affect his/her acceptability to Pershing, Independent Contractor agrees promptly to notify Pershing in writing of such information.

         (d) REQUIRED DISCLOSURE. Independent Contractor agrees to disclose to Pershing the identity of any Assigned Person (or prospective Assigned Person) who is an employee, significant shareholder or principal of any corporation or legal entity other than Independent Contractor.

         (e) CONTROLLED SUBSTANCES. Independent Contractor acknowledges that Pershing has the following rule with respect to controlled substances:
Possessing, using, purchasing, distributing, selling or having controlled substances in your system without medical authorization during the work day, on Pershing's premises, or while conducting Pershing business is inconsistent with Pershing's business interest and will be grounds for disciplinary action up to and including immediate termination. Independent Contractor agrees that Assigned Persons shall be subject to Pershing's rules concerning controlled substances and testing by Independent Contractor at Pershing's request for the presence of controlled substances. A confirmed positive result of testing of any Assigned Person, or the refusal by any to submit to testing, will, among other things, result in such individual being deemed unsuitable by Pershing. Any such individual will immediately be barred from Pershing's premises, and Pershing reserves all rights it may have at law or in equity.

         (f) REPLACEMENT PROCEDURE. If the replacement of any Assigned Person is necessary for any reason, Independent Contractor agrees to submit the names and qualifications of replacement candidates for Pershing Pershing's approval within [****] following the date on which Independent Contractor (i) becomes aware of such Assigned Person's prospective unavailability or (ii) if applicable, receives a notice from Pershing demanding such replacement. Any replacement Assigned Person agrees to participate in such orientation as Pershing shall determine appropriate. Pershing shall have no obligation to compensate


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Independent Contractor hereunder for any activities (including Services) performed by a replacement Assigned Person during such orientation period.

Independent Contractor agrees to use its best efforts to minimize any delay or disruption to Pershing resulting from the replacement or removal of any Assigned Person.

4. INDEPENDENT CONTRACTOR STATUS. It is the express intention of the parties that neither Independent Contractor nor any Assigned Person is an employee, agent (except as set out herein) or partner of Pershing. Nothing in this Agreement shall be interpreted as creating the relationship of employer and employee between the Independent Contractor or Assigned Person and Pershing. Independent Contractor agrees to be solely responsible for the payment of compensation to Assigned Person(s). Assigned Person(s) shall not be entitled to participate in or directly receive benefits pursuant to the provisions of any Pershing employee benefit plans or policies. Pershing shall not be responsible for payment of workers' compensation, disability benefits, unemployment insurance or for withholding income taxes or social security payments for any Assigned Person. Independent Contractor agrees to be solely responsible for, and agrees to duly perform, all such payment and withholding obligations as may be required by law.

5. PERSHING FACILITIES AND EQUIPMENT.

         (a) EQUIPMENT. Subject to Pershing's prior written approval, it may become necessary for Assigned Persons to utilize Pershing equipment (including software) away from Pershing's premises for Pershing's business purposes. In such event, Independent Contractor and the Assigned Person(s) hereby agree to the following:

         (i) each agrees to exercise at least reasonable care in the use of the equipment;

         (ii) upon the termination of the engagement with Pershing, or at such earlier time as Pershing shall demand, the Assigned Person(s) shall surrender the equipment to Pershing in as good order and condition as the same now is in, reasonable wear and tear resulting from the proper use thereof alone excepted;

         (iii) not to surrender possession of the equipment or permit the use of the equipment by anyone other than the Assigned Person without the prior written consent of Pershing;

         (iv) to reimburse Pershing should Pershing incur any charge by reason of Independent Contractor's use of the equipment for any purpose other than the business of Pershing. Pershing may deduct the amount of such charge from any amounts due to Independent Contractor from Pershing by reason of this Agreement or, if no such amounts are due Independent Contractor, Pershing may bill Independent Contractor accordingly;

         (v) not to install software on the equipment unless it has been duly licensed to Pershing. As a matter of Pershing policy, each Assigned Person is required to respect any and all copyrights, patents, trade secrets and trademarks of any other entity. Each Assigned Person shall be a custodian of third party propriety information that may have been lawfully provided to Pershing. Accordingly, third party software may not be used for personal benefit or disclosed to other parties (or used for any purposes beyond the scope of the license to Pershing). Copies should not be made for any reason, unless permitted by the license agreement. Moreover, the Assigned Person may not make reference to (i.e., copy) the work of third parties in the development of software systems for Pershing. Assigned Persons who make, acquire or use unauthorized copies of computer software will have their work orders terminated without limiting Pershing's other rights it may have at law or in equity.

         Unauthorized or otherwise personal information should not be installed, created, sorted or transmitted using the equipment. Pershing will treat any personal information or files that are stored, processed, or transmitted using the equipment as Pershing's property and may copy, access and disclose any such information or files in accordance with its business needs and polices. This includes, without limitation, the right to conduct a software audit of the equipment loaned to Assigned Person, at any off-site location, including his/her residence.

         (b) FACILITIES. Pershing agrees to provide Independent Contractor with such access to office space and related information processing and telecommunications systems, storage media and other systems, equipment and facilities ("Facilities") as Independent Contractor may reasonably require to perform its obligations hereunder.

Pershing's facilities are to be used by Assigned Person(s) solely for the conduct of Pershing's business and performance of the services and for no other purpose. Independent Contractor and Assigned Person(s) hereby acknowledge(s) and agree(s) that Pershing may treat as Pershing's property and may, without restriction or prior notice, copy, access, modify, destroy or disclose in accordance with its business needs and policies, any information or files, whether or not of a personal nature or unrelated to the Services, that any Assigned Person(s) may create, copy, store, process, receive or transmit using Pershing's facilities.

Pershing shall have the right, in its discretion, at any time and for any business purposes, to exclude or eject, either temporarily or permanently, any Assigned Person(s) from its premises.

         (c) WORK POLICY. Except as otherwise specified by Pershing, Independent Contractor and Assigned Person(s) agree to observe the working hours, rules and holiday schedule of Pershing while working on Pershing's premises. Adherence to such working hours, rules and holiday schedules shall not constitute justification for failure to timely complete any Services, nor shall adherence to Pershing's rules and schedule create an employment relationship between Pershing and Independent Contractor or Assigned Person(s). Assigned Person(s) shall not be entitled to receive any benefits or payments which Pershing may provide to its employees.

         (d) SECURITY. Independent Contractor agrees to observe and comply with (and agrees to cause Assigned Person(s) to observe and comply with) all policies, measures, procedures and regulations governing the workplace that Pershing may establish from time to time, including without limitation those relating to security, safety, health and decorum. Without limitation on the foregoing, if Pershing maintains a log book or other means of tracking entry and exit at its premises where Services are performed, Assigned Person(s) shall diligently record the date and time of his/her arrival at and departure from the premises, and any other information that Pershing may reasonably request. Upon request at any time by Pershing security personnel, Assigned Person(s) shall display any identification cards furnished by Pershing or otherwise establish their identity to the satisfaction of such security personnel.

         (e) COMPUTER CENTER. Independent Contractor agrees not to break, bypass or circumvent. Or attempt to break, bypass or circumvent, any security system of Pershing or obtain, or attempt to obtain, access to any program or data other than that which Independent Contractor owns, is developing or testing pursuant hereto or to which it has expressly been granted access by Pershing in writing.

In the event that Independent Contractor obtains access to any such program or data, it shall promptly notify Pershing of such access and shall cooperate as requested by Pershing in any investigation thereof or prosecution resulting therefrom. Independent Contractor shall not, in any manner whatsoever, use such program or data, or disclose such program or data to any third party. Independent Contractor agrees to establish appropriate procedures to limit access to Pershing facilities by Assigned Persons to those having a need for such access in connection with the Services and in accordance with the limitations set forth herein and for the protection of Pershing Confidential Information (as defined in Section 8 herein). Independent Contractor agrees to cause Assigned Person(s) to comply with these procedures.

6. TERMINATION.


         (a) GENERAL. Either party may terminate this Agreement at any time and for any reason upon thirty (30) days' advance written notice to the other, setting forth the effective date of such termination.



If either party fails to discharge a material obligation or to remedy a material default under this Agreement, the other party may give written notice specifying the material obligation or material default and indicating an intent to terminate this Agreement if the material obligation is not discharged or the material default is not corrected. The party receiving such notice shall have fourteen (14) days from the date of receipt of such notice to discharge such material obligation or cure such material default. If the material obligation is not discharged or the material default is not corrected by the end of such fourteen (14) day period, the other party may terminate this Agreement, effective immediately upon written notice to the defaulting party given at any time after the end of such period, provided that the material obligation has not been discharged or the material default is continuing on the date of such notice. Notwithstanding the foregoing, Pershing may request any Assigned Person to leave its premises immediately in the event of any perceived risk during the fourteen (14) day period, without responsibility for payment beyond the actual time worked.


         (b) ORDERLY TERMINATION. In the event this Agreement is terminated for any reason, including, without limitation, default by either party, and notwithstanding any claim by Independent Contractor for amounts unpaid and in dispute by Pershing, Independent Contractor agrees to provide such information, cooperation and assistance to Pershing or its designee, as Pershing may reasonably request to assure the orderly termination of this Agreement and the orderly transfer to Pershing or its designee of materials relating to, and responsibility for providing, the Services or services related thereto. Notwithstanding any other provision hereof, Independent Contractor's obligations to Pershing under this Agreement shall not terminate until completion of the orderly transfer contemplated by this section (notwithstanding the fact that Independent Contractor's other obligations may survive longer as provided by this Agreement).

         (c) RETURN OF MATERIALS. Upon termination, Independent Contractor and Assigned Person(s) are obligated to return to Pershing all copies of such materials, documentation. programs, drawings, specifications and work product in its possession or stored in any computer system and to purge all such computer systems of such copies once copies of same are provided to Pershing. In addition, Independent Contractor and its Assigned Person(s) are obligated to immediately return any security identification pass provided by Pershing.

7. INDEMNITY AND INSURANCE.

         (a) GENERAL INDEMNITY. Independent Contractor agrees to defend, indemnify and hold harmless Pershing and its affiliates and their respective partners, directors, principal, agents, employees, and officers (collectively, "Pershing Indemnitees") from any loss, damage, liability, cost or expense resulting or caused by (i) any negligent act or omission or willful misconduct of Independent Contractor or any Assigned Person; (ii) any breach or default by Independent Contractor in the performance of this Agreement; (iii) claims for personal injury or property damage arising out of Independent Contractor's performance of the Services; or (iv) any claim by an employee or subcontractor of Independent Contractor against Independent Contractor and/or Pershing Indemnitees.

         (b) INSURANCE REQUIREMENT. Without limiting the scope of the foregoing indemnification, Independent Contractor agrees to provide to Pershing, within ten (10) days after the date hereof, a certificate of insurance endorsing Pershing as an additional named insured to Independent Contractor's insurance, evidencing the following insurance coverage in the following minimum amounts:

Workers' Compensation                     Statutory limits
General Liability                         $1,000,000 per Occurrence
Automobile Liability                      $1,000,000 per Occurrence
Errors and Omissions                      $1,000,000

The certificate of insurance referred to above shall also state that each insurance policy is in full force and effect, that the premiums in respect thereof have been paid in full, and that such policy may not be canceled or materially changed unless Pershing shall receive thirty (30) days advance written notice in the event of such cancellation of or material change in the policy. For so long as Independent Contractor is performing Services hereunder, at least thirty (30) days before the expiration of any such insurance policy, Independent Contractor agrees to deliver to Pershing certificates of insurance attesting to the renewal of such insurance. Receipt by Pershing of any certificate of insurance which does not conform to the requirements of this section shall not relieve Independent Contractor of its obligation to provide insurance conforming to the requirements hereof.


         (c) ADVERSE TAX INDEMNITY. In the event that the Internal Revenue Service, any state or local government agency or any other applicable taxing authority determines that any Assigned Person is an employee of Pershing for the purpose of any tax liability (including, without limitation, liabilities relating to employee withholdings and payroll taxes), Independent Contractor agrees to reimburse Pershing upon demand for, and shall otherwise defend, indemnify and hold harmless Pershing from and against, all losses, claims, damages, liabilities, costs and expenses (including but not limited to taxes, fees, imposts, penalties, interest, and reasonable attorneys' and accountants' fees), as incurred and on an after tax basis, based on or arising from or in connection with any such determination.


         (d) SURVIVAL. The indemnification provisions in this Agreement shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

8. DEFINITION OF CONFIDENTIAL INFORMATION. Information disclosed by Pershing, including but not limited to, information learned by the Independent Contractor and Assigned Persons from Pershing's employees, agents or through inspection or discussion of Pershing's property, that relates to Pershing's or a customer's methods, trade secrets, programs, operations, customers, products, services, designs, business plans, business opportunities, finances, research, development, know-how, personnel or third-party confidential information and the terms and conditions of this Agreement, will be considered and referred to collectively in this Agreement as "Confidential Information." Confidential Information, however, does not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the Independent Contractor or Assigned Person; (ii) the Independent Contractor or Assigned Person can demonstrate to have had rightfully in its possession prior to exposure to it; (iii) is independently developed by the Independent Contractor or Assigned Person without the use of any Confidential Information; or (iv) the Independent Contractor or Assigned Person rightfully obtains from a third party who has the right to transfer or disclose it.

All Confidential Information, and any Derivative thereof, whether created by the Independent Contractor, Assigned Person or Pershing, remains the property of Pershing and no license or other right to Confidential Information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted;
(ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including any new material which may be protected by copyright, patent and/or trade secret.

9. NON-DISTRIBUTION/NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Independent Contractor further covenants and agrees that it: (i) will neither copy, disclose, publish or distribute Confidential Information to anyone other than those to whom such disclosure is authorized or necessary for performance of this Agreement; (ii) will take reasonable precautions to prevent any unauthorized use, disclosure, publication or dissemination of Confidential Information; (iii) will not, during the contractual relationship with Pershing, nor at any time thereafter, directly or indirectly disclose to others and/or use for its own benefit or for the benefit of others, Confidential Information, including, but not limited to: trade secrets, customer lists, employee and prospective employee information, proprietary software products, any financial information pertaining to Pershing's business or that of any of its clients, consultants, licensees or affiliates, acquired by it during the period of its employment, except to the extent necessary in the ordinary course of performing its duties with respect to Pershing; (iv) upon termination of its contract with Pershing, the Independent Contractor will return Confidential Information, and any copies or compilations thereof and certify to Pershing that it no longer has any rights to such materials or information, and it covenants that the original and all copies of such materials and information have been returned to Pershing. In the event of a breach or threatened breach by the Independent Contractor of the provisions of this paragraph, Pershing shall be entitled, in addition to all other remedies available, to an injunction restraining the Independent Contractor from disclosing any such information or knowledge.

10. PERMITTED DISCLOSURE. The Independent Contractor only may disclose Confidential Information if required by a judicial or governmental request, requirement, order or subpoena, and provided that the Independent Contractor gives Pershing notice of such request, requirement, order or subpoena within [****] of receipt by Independent Contractor.

11. WARRANTIES. Independent Contractor represents and warrants that: (a) it has full and unrestricted right to disclose any information, knowledge or data disclosed by it to Pershing in the performance of this Agreement; (b) it is free to undertake the Services provided for in this Agreement, and there is no conflict of interest between Independent Contractor's performance of this Agreement and any existing obligation Independent Contractor has to other parties; (c) performance of this Agreement will not violate any non-compete or non-disclosure provision (or any substantially similar provision) of any contract or agreement previously entered into by Independent Contractor; and (d) will not disclose to Pershing or attempt to induce Pershing to use any Confidential Information or material to which Pershing is not entitled.

12. WORK FOR HIRE. The Independent Contractor will immediately disclose to Pershing any and all improvements and inventions that it makes solely, or jointly or commonly with others during the term of its contractual relationship with Pershing, with respect to:

         (a) methods, processes or apparati relating to the services performed by Pershing; and/or

         (b)      any character of services sold or used by Pershing.

13. ASSIGNMENT OF RIGHT, TITLE AND INTEREST. The Independent Contractor agrees to immediately assign, transfer and convey to Pershing its entire right, title and interest in and to any and all such inventions, as specified herein, and in and to any and all applications for letters patent that may be filed on such inventions and in and to all letters patent that may be issued upon such applications.


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

14. NECESSARY STEPS/PROCEDURES FOR ASSIGNMENT. The Independent Contractor agrees to immediately:

         (a) sign any and all instruments necessary for the filing and processing of any applications for letters patent of the United States, or of any foreign country, that Pershing may desire to file upon such inventions as are specified herein;

         (b) sign all instruments necessary for reviving or renewing any of such applications as may become necessary or desirable; and

         (c) sign all instruments necessary to the filing and processing of any continued applications, or reissue applications, that may subsequently appear to be necessary or desirable to render such inventions as are mentioned herein effective and of full force for the purposes of Pershing.

15. HIRING. Independent Contractor agrees that it will not directly or indirectly hire, solicit or otherwise contract for services with any Pershing employees or other Pershing contractors or their employees, agents, consultants or subcontractors during the term of this Agreement and for a period of one (1) year following the termination thereof. The Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation agrees that it will not knowingly solicit for employment without prior written consent any predictive employee, consultant or subcontractor during the term of this Agreement and for a period of one (1) year following the termination thereof.

16. LIMITATION OF LIABILITY. INDEPENDENT CONTRACTOR AGREES THAT NO PERSHING INDEMNITEES SHALL BE LIABLE FOR ANY LOST PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR STRICT LIABILITY, AND WHETHER OR NOT ANY PERSHING INDEMNITEE HAD BEEN ADVISED OF OR COULD HAVE FORESEEN THE POSSIBILITY OF SUCH DAMAGES. NO PERSHING INDEMNITEE SHALL BE LIABLE FOR ANY LOSS, COST, EXPENSE, CLAIM, INJURY OR DAMAGE TO INDEPENDENT CONTRACTOR OR ITS PROPERTY OR PERSONNEL EXCEPT LOSSES, COSTS, EXPENSES, CLAIMS, INJURIES OR DAMAGES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PERSHING INDEMNITEE.

Neither party to this Agreement shall be liable to the other for consequential, incidental or indirect damages, including lost profits arising from default in the performance of its respective obligations under, or otherwise in connection with, this Agreement. This limitation applies regardless of the form of action, whether in contract or tort. However, the provisions of this Section shall not apply to Independent Contractor's obligation to indemnify any indemnified party.

17. FORCE MAJEURE. In no event shall either party be liable to the other for any delay or failure to perform hereunder, which delay or failure to perform is due to causes beyond the control of said party, including but not limited to, acts of God, acts of the public enemy, acts of the United States of America, or any state, territory or political division of the United States of

America, or of the District of Columbia, fires, floods, epidemics, quarantine restrictions, strikes or any other labor disputes and freight embargoes. In every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay, and the party claiming excusable delay must promptly notify the other party of such delay. Performance times under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any delay which is excusable under this Section; provided, however, that if any such delay continues for a period of more than five (5) business days, the party not claiming excusable delay shall have the option of terminating this Agreement upon notice to the party claiming excusable delay.

18. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns, if any, of the parties hereto. Neither party shall assign its rights under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

19. NON-USE OF PERSHING NAME. Independent Contractor agrees that it will not, in the course of performance of this Agreement, or thereafter, use Pershing's name in any advertising or promotional media without the prior written consent of Pershing.

20. COMPLIANCE WITH LAWS. Independent Contractor warrants that no laws, regulations or ordinances of the United States, or any state or government authority or agency, have been violated, including the Fair Labor Standard Act, as amended, in the performance of the Services hereunder, and agrees to indemnify and hold Pershing harmless from any and all claims arising out of breach by Independent Contractor of its obligations hereunder. Independent Contractor agrees to, at its own expense, comply with all other laws, rules and regulations and assume all liabilities or obligations imposed by such laws, rules and regulations with respect to Independent Contractor's performance.

21. REMEDIES. Independent Contractor acknowledges that any failure to perform its obligations under this Agreement shall cause Pershing irreparable injury not compensable by money damages, for which Pershing will not have an adequate remedy at law. Accordingly, if Pershing institutes an action or proceeding to enforce the provisions of this Agreement, Pershing shall be entitled, without the posting of any bond or security, to such injunctive or other equitable from a court of competent jurisdiction as may be necessary or appropriate to require Independent Contractor to perform such obligations. The foregoing shall be in addition to, and without prejudice to, such rights as Pershing may have, subject to the express provisions of this Agreement, at law or in equity.

Without limiting Pershing's rights in any way, the maximum liability which Pershing may incur to Independent Contractor for damages of any kind (whether direct or otherwise), [****]. Independent Contractor's exclusive remedy for any claim arising out of, connected with, relating to, or resulting from this Agreement and the obligations under this Agreement are limited to a claim for the damages set out in this section. This limitation shall apply regardless of whether the Independent Contractor brings a claim in


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

contract, equity or tort (including but not limited to claims for negligence and willful misconduct).

All remedies available to either party for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

22. INVOICES, FINANCIAL RECORDS AND AUDIT CAPABILITY. Independent Contractor agrees to bill Pershing by monthly invoice as of the last calendar day of the month addressed to:

         Ms. Sandra Baptiste
         Pershing
         19 Vreeland Road
         Florham Park, NJ 07932

and agrees to maintain full and detailed records of all items billed to Pershing under this Agreement. Pershing reserves the right to audit and copy, during regular business hours, the records pertaining to the scope of this Agreement, including the records maintained at Independent Contractor's office which may provide Pershing with evidence that reveals any excessive charges against Pershing or noncompliance with the terms and conditions herein, for a [****] period after the termination of this Agreement. If such audit reveals any excessive charges against Pershing, such excessive charges shall be refunded to Pershing immediately upon written notification by Pershing to Independent Contractor, notwithstanding that Pershing may have previously paid such excessive charges for accepted services. Independent Contractor shall be given thirty (30) days to refute or approve the findings of any such audit. Moreover, Independent Contractor agrees to maintain full and detailed records of all sales tax charged to Pershing and paid to the Government by Independent Contractor. Pershing reserves the right to copy and audit these tax records during regular business hours, including any records maintained at Independent Contractor's office pertaining to sales tax billed to Pershing, for a period of [****] after the termination of this Agreement.

23. SEVERABILITY. In the event any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and shall continue in full force and effect, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

24. WAIVER. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to exercise any right or privilege conferred in this Agreement or the waiver of enforcing penalties resulting from any breach of any terms and conditions of this Agreement, shall not be construed as waiving any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

25. AMENDMENT. Any supplement, amendment or modification of this Agreement shall be binding upon the parties if it has been made in writing and signed by authorized representatives of both parties.

26. GOVERNING LAW. This Agreement, and any amendments thereto, shall be governed by the laws of the State of New York without giving effect to those provisions governing conflicts of law. By entering into this Agreement Independent Contractor consents to personal jurisdiction in the courts of the State of New York.

27. ARBITRATION. The parties agree and acknowledge that any dispute, controversy or claim, whether statutory or common law, arising out of this Agreement or the business relationship between Independent Contractor and Pershing, or the termination of that relationship, included but not limited to, any claims alleging breach of contract, or any violation of any provision of this Agreement shall be submitted and finally settled by arbitration in accordance with the rules of the National Association of Securities Dealers, Inc. ("NASD"). Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate.

         -        ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
         - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.
         - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.
         - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.
         - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

Any court of competent jurisdiction may enter a judgment upon the arbitration award. Any claims for injunctive relief provided for in Section 21 of this Agreement are not subject to arbitration. The mutual promises by the parties to arbitrate differences and the considerations set forth on the Schedule(s) attached to this Agreement, constitute consideration for this agreement to arbitrate.

The Arbitrator's authority to award damages is limited to the damages set out in
Section 21 of this Agreement. The decision of the Arbitrator will be final and binding on the parties.

Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement, to enforce an arbitration award, or to vacate an arbitration award. The standards for confirmation or vacation of the award shall be those of the law of the State of New York

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION

AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

28. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or affect any of the terms hereof.

29. NOTICES. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given, when delivered personally; or received by certified or registered mail, return receipt requested, postage prepaid, at the respective addresses for the parties as set forth below, or at such other address as the intended recipient may specify in a written notice pursuant to this paragraph.

         IF TO PERSHING:
         ---------------
         Pershing Division of Donaldson, Lufkin & Jenrette Securities
         Corporation
         19 Vreeland Road
         Florham Park, NJ 07932
         Attention: Peter B. Kaim

         IF TO INDEPENDENT CONTRACTOR:
         -----------------------------
         Predictive Systems
         25A Vreeland Road
         Florham Park, NJ 07932
         Attention: Gregory Barry

30. AFFILIATES. The rights, protections and privileges of Pershing under this Agreement shall inure to the benefit of each affiliate controlling, controlled by or under common control with Pershing, and each such affiliate or subsidiary shall be entitled to exercise such rights, benefits, protections and privileges as if such affiliate or subsidiary were Pershing hereunder.

31. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 30 above, no third party is intended, or shall be deemed to be, a beneficiary of any provision of this Agreement.

32. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one instrument.

33. ENTIRE AGREEMENT. The provisions, terms and conditions of this Agreement represent the entire agreement between the parties and supersede any prior written or oral communications, discussions or understandings not incorporated herein. In the event inconsistencies exist between this Agreement and any prior written agreement or understanding, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been, and is on the date of this Agreement, duly authorized by all necessary and appropriate corporate action to execute this Agreement.

This Agreement contains a pre-dispute arbitration clause in paragraph 27 beginning on page 12. Independent Contractor acknowledges receiving a copy of this Agreement.

 10/14/98                                        PERSHING DIVISION OF DONALDSON,
----------------------                           LUFKIN & JENRETTE SECURITIES
(Date)                                           CORPORATION




By: /s/ Gregory J. Barry                         By: /s/ [illegible]
   --------------------------------                 ----------------------------



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